Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the

Sarbanes-Oxley Act

I, Julia Butler, Chief Executive Officer and President of KKR Real Estate Select Trust Inc. (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: August 26, 2026	/s/ Julia Butler
Julia Butler, Chief Executive
Officer and President
(principal executive officer)

I, Megan Gaul, Chief Financial Officer, Chief Accounting Officer and Treasurer of KKR Real Estate Select Trust Inc. (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: August 26, 2026	/s/ Megan Gaul
Megan Gaul, Chief Financial Officer, Chief
Accounting Officer and Treasurer
(principal financial officer)